 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01    Entry into a Material Definitive Agreement.

Effective February 18, 2021, Evolus, Inc., a Delaware corporation (the “Company”), Medytox, Inc. (“Medytox”), Allergan, Inc. and Allergan Limited (together, “Allergan”) entered into certain agreements described below in connection with the settlement of certain claims relating to or arising from the Remedial Orders, the ITC Investigation, the California Litigation, the Korea Actions (as each of such terms are defined below) and certain other matters related thereto.

Background

As previously disclosed, the Company and Daewoong Pharmaceuticals Co., Ltd., a corporation organized and existing under the laws of the Republic of Korea (“Daewoong”), are parties to that certain License and Supply Agreement, dated September 30, 2013, and amended as of February 26, 2014 and July 15, 2014 (the “Supply Agreement”), pursuant to which Daewoong has agreed to manufacture and supply Jeuveau® and grant us an exclusive license to import, distribute, promote, market, offer for sale and otherwise commercialize and exploit Jeuveau® for aesthetic indications in the United States and certain other territories.

As most recently reported by the Company in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with Securities and Exchange Commission (the “SEC”) on October 29, 2020, and in its Current Report on Form 8-K filed with the SEC on December 16, 2020, the Company and Daewoong are respondents, and each of Medytox and Allergan are complainants, in that certain U.S. International Trade Commission (“ITC”) case which is entitled “In the Matter of Certain Botulinum Toxin Products,” Investigation Number 337-TA-1145 (the “ITC Action”). On December 16, 2020, the ITC issued its final determination in the ITC Action, which determination, among other things, prohibits the Company and Daewoong from importing Jeuveau® into the United States and prohibits the Company from selling, marketing or promoting such imported Jeuveau® in the United States (collectively, the “Remedial Orders”), in each case for a period of 21 months commencing on December 16, 2021 and ending on September 16, 2022 (the “Restricted Period”).

In addition, the Company, Daewoong and certain other individuals and entities are defendants in a lawsuit brought by Medytox in the Superior Court of California, captioned Medytox Inc. v. Daewoong Pharmaceuticals Co., Ltd., Case No. 30-2017-00924912-CU-IP-CJC, alleging, among other things, that (i) the Company has violated California Uniform Trade Secrets Act, Cal. Civ. Code § 3426, (ii) the Company has stolen the botulinum toxin bacterial strain of Medytox through our possession of and refusal to return the botulinum toxin bacterial strain, (iii) the Company has engaged in unlawful, unfair and fraudulent business acts and practices in violation of California Bus. & Prof. Code § 17200, and (iv) the Supply Agreement is invalid and in violation of Medytox’s rights (the “California Litigation”). Also, Medytox filed a civil complaint, requested a criminal investigation, and filed a complaint with the Ministry of SMEs and Startups against Daewoong in the Republic of Korea based on Daewoong's alleged theft of Medytox’s C. botulinum strain and misappropriation of trade secrets, in which it is seeking relief that may affect Evolus’ rights under the Supply Agreement (the “Korea Action”).

Description of Settlement Agreements

U.S. Settlement Agreement

Effective February 18, 2021, the Company, Allergan and Medytox entered into a Settlement and License Agreement (the “U.S. Settlement Agreement”), pursuant to which, among other things: (i) Allergan and Medytox agreed to file a petition with the ITC requesting that the ITC rescind the Remedial Orders with respect to the Company; (ii) Medytox agreed to dismiss the California Litigation; (iii) the Company, on the one hand, and Medytox and Allergan, on the other hand, agreed to mutually release certain claims they may have against one another and their respective affiliates, (iv) Allergan and Medytox granted to the Company and its agents a license to manufacture and commercialize certain products identified in the U.S. Settlement Agreement, including Jeuveau® (the “Licensed Products”), in the United States during the Restricted Period; (v) the Company agreed to pay to Allergan and Medytox upfront payments totaling $35 million in multiple payments over two years; and (vi) during the Restricted Period, the Company agreed to pay to Allergan and Medytox certain confidential royalties on the sale of Licensed Products, calculated on dollar amount per vial sold of Licensed Product by or on behalf of the Company in the United States.

ROW Settlement Agreement

Effective February 18, 2021, the Company and Medytox entered into a Settlement and License Agreement (the “ROW Settlement Agreement”), pursuant to which, among other things: (i) the Company and Medytox agreed to mutually release certain claims they may have against one another and their respective affiliates; (ii) Medytox granted to the Company and its agents a license to manufacture and commercialize the Licensed Products, in Canada, the European Union, Switzerland, member countries and cooperating countries of the European Economic

Area, Russia, the Commonwealth of Independent States, South Africa, Australia and Japan (the “ROW Territories”) during the Restricted Period; (iii) Medytox granted to the Company and its agents a fully paid up license to manufacture and commercialize the Licensed Products in the ROW Territories and the United States from the end of the Restricted Period (the “Medytox License Period”); (iv) the Company and Medytox agreed to enter into the Share Issuance Agreement (as defined below) pursuant to which the Company would issue 6,762,652 shares (the “Settlement Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), to Medytox; (v) the Company and Medytox agreed to enter into the Registration Rights Agreement (as defined below), pursuant to which the Company would grant certain registration rights to Medytox with respect to the Settlement Shares; (vi) during the Restricted Period, the Company agreed to pay to Medytox a confidential low-double digit royalty on net sales of the Licensed Products sold by or on behalf of the Company in the ROW Territories; and (vii) during the Medytox License Period, the Company agreed to pay to Medytox a confidential mid-single digit royalty percentage on net sales of the Licensed Products sold by or on behalf of the Company in the United States and the ROW Territories.

Share Issuance Agreement

In connection with the execution of the ROW Settlement Agreement, the Company and Medytox also entered into a Share Issuance Agreement effective February 18, 2021 (the “Share Issuance Agreement”). Pursuant to the Share Issuance Agreement and subject to the terms and conditions set forth therein, among other things, the Company issued to Medytox the Settlement Shares to enter into the ROW Settlement Agreement and in consideration for Medytox’s representations, warranties, and other agreements set forth in the Share Issuance Agreement.

The Settlement Shares issued to Medytox pursuant to the Share Issuance Agreement were offered and issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Medytox has represented to the Company that it is an accredited investor and that it is acquiring the Settlement Shares for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the Securities Act or any applicable state securities laws.

Registration Rights Agreement

In connection with the execution of the ROW Settlement Agreement, the Company and Medytox also entered into a Registration Rights Agreement effective February 18, 2021 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, the Company agreed, after March 31, 2022, (i) to comply with certain demands by Medytox to register for sale, under the Securities Act, the Settlement Shares, and (ii) to include the Settlement Shares in certain registrations by the Company of its securities for sale under the Securities Act, to the extent requested by Medytox, in each case subject to certain customary conditions, exceptions and limitations as set forth in the Registration Rights Agreement.

In addition, Medytox’s registration rights under the Registration Rights Agreement will terminate at such time that Medytox is able to sell all of the Settlement Shares over a three-month period, or less, pursuant to an exemption to registration under the Securities Act.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the heading “Share Issuance Agreement” is incorporated by reference into this Item 3.02.

Item 7.01.    Regulation FD Disclosure.

On February 19, 2021, the Company, Abbvie, Inc. ("Abbvie") and Medytox issued a joint press release announcing entry into the U.S. Settlement Agreement and the ROW Settlement Agreement. The joint press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Joint Release of Abbvie, Inc., Medytox, Inc. and Evolus, Inc., dated February 19, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: February 19, 2021	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer